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                                                                     EXHIBIT 5.1

               [Letterhead of Morris, Nichols, Arsht & Tunnell]


                               December 9, 1996


Countrywide Capital I
c/o Countrywide Credit Industries, Inc.
155 North Lake Avenue
Pasadena, California  91101

          Re:   Countrywide Capital I
                ---------------------

Ladies and Gentlemen:

        We have acted as special Delaware counsel to Countrywide Capital I, a Delaware statutory business trust (the "Trust"), in connection with certain matters relating to the organization of the Trust and the proposed issuance of Capital Securities to beneficial owners pursuant to and as described in Registration Statement No. 333-14111 (and the Prospectus forming a part thereof) on Form S-3 filed with the Securities and Exchange Commission on October 15, 1996, as amended by Pre-Effective Amendments Nos. 1, 2, 3 and 4 thereto (as so amended, the "Registration Statement"). Capitalized terms used herein and not otherwise herein defined are used as defined in the Amended and Restated Declaration of Trust of the Trust in the form attached as an exhibit to the Registration Statement (the "Governing Instrument").

        In rendering this opinion, we have examined copies of the following documents in the forms provided to us: the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the "State Office") on October 15, 1996 (the "Certificate"); a Declaration of Trust of the Trust dated as of October 14, 1996 (the "Original Governing Instrument"); the Governing Instrument; the Indenture to be entered into between Countrywide Home Loans, Inc. ("CHL"), as Issuer, Countrywide Credit Industries, Inc. ("CCI"), as Guarantor, and The Bank of New York, as Trustee, and the form of First Supplemental Indenture to be entered into in connection therewith; the Capital Securities Guarantee Agreement to be made by CCI; the Common Securities Guarantee Agreement to be made by CCI; the Underwriting Agreement relating to the Capital Securities between the Trust, CHL, CCI and Salomon Brothers Inc (the "Underwriting Agreement") and the related Pricing Agreement; the Registration Statement; and a certification
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Countrywide Capital I
c/o Countrywide Credit Industries, Inc.
December 9, 1996
Page 2


of good standing of the Trust obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as drafts or copies or forms of documents to be executed and the legal capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i) the due formation or organization, valid existence and good standing of each entity that is a party to any of the documents reviewed by us under the laws of the jurisdiction of its respective formation or organization; (ii) the due authorization, execution and delivery by, or on behalf of, each of the parties thereto of the above-referenced documents (including, without limitation, the due authorization, execution and delivery of the Governing Instrument and the Underwriting Agreement and related Pricing Agreement prior to the first issuance of Capital Securities); (iii) that no event has occurred subsequent to the filing of the Certificate, or will occur prior to the issuance of the Capital Securities, that would cause a dissolution or liquidation of the Trust under the Original Governing Instrument or the Governing Instrument, as applicable; (iv) that the activities of the Trust have been and will be conducted in accordance with the Original Governing Instrument or the Governing Instrument, as applicable, and the Delaware Business Trust Act, 12 Del. C. (S)(S) 3801 et seq. (the "Delaware Act"); (v) that each Holder of
   ---- --             -- ----
Capital Securities has, or prior to the first issuance of Capital Securities will have, made payment of the required consideration therefor and received a Capital Securities Certificate in consideration thereof in accordance with the terms and conditions of the Governing Instrument, the Registration Statement and the Underwriting Agreement and that the Capital Securities are otherwise issued and sold to the Capital Securities Holders in accordance with the terms, conditions, requirements and procedures set forth in the Governing Instrument, the Registration Statement and the Underwriting Agreement and related Pricing Agreement; and (vi) that the documents examined by us are in full force and effect, express the entire understanding of the parties thereto with respect to the subject matter thereof and have not been modified, supplemented or otherwise amended, except as herein referenced. No opinion is expressed with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. Further, we express no opinion with respect to the Registration Statement or any other offering materials relating to the Capital Securities and we assume no responsibility for their contents. As to any fact material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

        Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that, upon
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Countrywide Capital I
c/o Countrywide Credit Industries, Inc.
December 9, 1996
Page 3



issuance, the Capital Securities will constitute validly-issued and, subject to the terms of the Governing Instrument, fully-paid and non-assessable beneficial interests in the assets of the Trust. We note that pursuant to Section 11.4 of the Governing Instrument, the Trust may withhold amounts otherwise distributable to a Holder and pay over such amounts to the applicable jurisdictions in accordance with federal, state and local law and any amount withheld will be deemed to have been distributed to such Holder and that, pursuant to the Governing Instrument, the Capital Security Holders may be obligated to make payments or provide indemnity or security under the circumstances set forth therein.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "LEGAL MATTERS" in the Prospectus forming a part thereof. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.
This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts, and on our review of the above-referenced documents and the application of Delaware law as the same exist on the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect.

                                        Very truly yours,

                                        /S/ MORRIS, NICHOLS, ARSHT & TUNNELL

                                        MORRIS, NICHOLS, ARSHT & TUNNELL